Exhibit 10.2

                                 PROMISSORY NOTE


$1,750,000.00
New York, New York                                   March 27, 2002


         FOR VALUE RECEIVED, the undersigned, Fields Technologies, Inc. (the "Company"), a Delaware corporation, hereby promises to pay to the order of AW Fields Acquisition, LLC (the "Lender"), at the Lender's offices at c/o Andersen, Weinroth & Co., L.P., 1330 Avenue of the Americas, New York, New York 10019-5400, or at such other place as the holder of this note may designate from time to time, in lawful money of the United States of America, on October 31, 2005 (the "Maturity Date"), the principal amount of $1,750,000.00. The principal amount of this note from time to time outstanding shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) at a rate of 10% a year, until the principal shall have become due and payable, and thereafter at a rate 15% a year, until the principal shall have been paid in full. Accrued and unpaid interest on the unpaid principal of this note shall be due and payable on the Maturity Date.

         This note has been issued pursuant to the securities purchase agreement dated March 27, 2002 between the Company and the Lender (the "Purchase Agreement").

         The principal of this note may be prepaid in whole at any time or in part from time to time, without penalty, together with accrued and unpaid interest on this note to the date of prepayment. All payments shall be applied first to accrued and unpaid interest and then to principal.

         The Lender shall assign and transfer this note to the Company in consideration for the Securities (as defined in the Purchase Agreement), subject to the terms and conditions of the Purchase Agreement. Upon any such assignment and transfer, the Company shall have no liability or obligation under this note.

         The Lender may assign and transfer this note to Randall K. Fields ("RKF") in payment of the exercise price under the option to purchase common stock dated this date granted by RKF to the Lender (the "Option"), as provided in the Option. Upon any such assignment and transfer, the Company shall have no liability or obligation to the Lender under this note.

         Except as set forth above and except for assignments or transfer to the Lender's members or to the Lender's or its members' affiliates or associates, the Lender may not assign or transfer this note without the prior written consent of the Company.

         Notwithstanding any provision to the contrary in this note, the entire principal of, and all accrued and unpaid interest on, this note shall immediately become due and payable (without demand for payment, notice of non-payment, presentment, notice of dishonor, protest, notice of protest, or any other notice, all of which are hereby expressly waived by the Company) (a) upon the entry of an order, judgment, or decree by a court of competent jurisdiction for relief in respect of the Company (which term, for purposes of this paragraph, includes each subsidiary of the Company) under Title 11 of the United States Code, as now constituted or hereafter amended and in effect, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Company, or of all or a substantial part of its assets, or ordering the winding-up or liquidation of its affairs, or (b) if the Company shall file a petition or an answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended and in effect, or any other applicable federal or state bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, liquidation, or other similar law, or the consent by the Company to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Company or any substantial part of its assets or the failure of the Company generally to pay its debts as such debts become due, or the taking of corporate action by the Company in furtherance of any such action.

         Failure or delay of the holder of this note to assert any right or remedy in this note shall not be deemed a waiver of that right or remedy or of any other right under this note. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion. No single, partial, or other exercise of any right or remedy by the holder of this note shall preclude any other or future exercise of that right or remedy. No waiver by the holder of this note shall be effective, unless it is in writing and signed by the holder of this note.

         This note may not be changed or terminated, nor may any of its provisions be waived, except by an agreement in writing signed by the party to be charged.

         The remedies provided for in this note shall be in addition to all other remedies existing, in favor of the holder of this note, under the applicable law of any jurisdiction.

         Any notice under this note shall be given in accordance with section
7.3 of the Purchase Agreement.

         This note shall be governed by and construed in accordance with the law of the state of New York applicable to agreements made and to be performed in New York, without giving effect to its conflict of laws principles.

         The Company shall pay all costs of collection (including reasonable counsel fees and disbursements), if default is made in payment of this note.

                                                 FIELDS TECHNOLOGIES, INC.


                                                 By:      /s/ Randall K. Fields
                                                       -------------------------
                                                 Name:    Randall K. Fields
                                                 Title:   Chairman & CEO